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                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the use in this Amendment No. 1 to the Registration Statement of United Community Banks, Inc. (the "Registration Statement") on Form S-4 of our report dated February 6, 2004, with a dual date of March 11, 2004 as to Note 19, on the consolidated financial statements of Fairbanco Holding Company, Inc. appearing in the proxy statement/prospectus, which is a part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such proxy statement/prospectus.

                                                  /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
April 23, 2004